UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 17, 2006

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

WCI maintains a Management Incentive Compensation Plan (“MICP”) which rewards key employees of WCI whose efforts significantly impact the achievement of WCI’s annual financial and other goals. The MICP operates on a calendar year basis (“Plan Year”). On April 17, 2006, the Board of Directors of WCI approved a revised MICP for the 2006 Plan Year. The Chief Executive Officer of WCI (“Chief Executive Officer”) annually will select the participants, subject to certain eligibility requirements set forth in the MICP, and subject to approval by the Executive Compensation Committee (“Committee”) of the total number of participants in the MICP for that Plan Year.

Participants shall be eligible to receive awards under the MICP based on the extent to which objectives set for each participant have been achieved. Objectives may be based upon corporate financial objectives, division/project objectives and/or personal objectives. Corporate financial objectives will be established annually by the Committee, and division/project objectives and personal objectives will be established annually by the Chief Executive Officer. Corporate financial objectives may include WCI’s net income, gross margin, return on capital and/or any other objectives deemed appropriate by the Committee, in its discretion.

A participant’s target bonus amount and maximum potential award, each as a percent of base salary, will be established on an annual basis, and the Committee shall, on an annual basis, based upon recommendations of the Chief Executive Officer, review and approve the total aggregate target bonus awards under the MICP for the Plan Year.

The Board of Directors of WCI has delegated to the Chief Executive Officer the authority with respect to any employee in the MICP (the “Designated Employees”) (other than the Executive Vice President and Chief Financial Officer, the Chief Operating Officer (Tower Division), the Chief Operating Officer (Homebuilding and Real Estate Services Division), any Senior Vice President, Regional President or Division President), to further define the bonus formulas and to determine bonus awards under the MICP, subject to the limitation that the total of all awards not exceed the amount of total bonus awards (under both the MICP and the proposed Senior Management Incentive Compensation Plan) approved at plan performance for 2006 (the “Aggregate Bonus Limit”). In that regard, the Chief Executive Officer is required to submit in advance to the Committee his specific bonus programs with respect to any such Designated Employees for confirmation and ratification by the Committee that such programs comply with the foregoing Aggregate Bonus Limit.

A participant’s termination of employment (whether voluntary or otherwise) prior to the payment date of his or her award will result in the loss of the entire award. However, discretionary awards and pro-rated awards pursuant to the MICP may be given with the approval of the Chief Executive Officer.

A copy of the MICP approved by the Board of Directors is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit
10.1	Management Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ Paul D. Appolonia

Name:	Paul D. Appolonia
Title	Senior Vice President, Human Resources

Date: April 20, 2006